Exhibit 99.1

FOR IMMEDIATE RELEASE
October 16, 2019

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE THIRD QUARTER 2019

Earnings Summary
(in thousands except per share data)	3Q 2019	2Q 2019	3Q 2018	9 Months 2019	9 Months 2018
Net income	$15,269	$18,324	$16,106	$48,532	$43,519
Earnings per share	$0.86	$1.03	$0.91	$2.74	$2.46
Earnings per share - diluted	$0.86	$1.03	$0.91	$2.74	$2.46

Return on average assets	1.40%	1.69%	1.52%	1.50%	1.39%
Return on average equity	10.02%	12.45%	11.62%	11.01%	10.72%
Efficiency ratio	61.16%	62.22%	57.33%	61.32%	60.88%
Tangible common equity	12.64%	12.27%	11.80%

Dividends declared per share	$0.38	$0.36	$0.36	$1.10	$1.02
Book value per share	$34.06	$33.46	$31.04

Weighted average shares	17,726	17,721	17,691	17,720	17,683
Weighted average shares - diluted	17,743	17,733	17,710	17,733	17,700

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the third quarter 2019 of $15.3 million, or $0.86 per basic share, compared to $18.3 million, or $1.03 per basic share, earned during the second quarter 2019 and $16.1 million, or $0.91 per basic share, earned during the third quarter 2018.  Earnings for the nine months ended September 30, 2019 were $48.5 million, or $2.74 per basic share, compared to $43.5 million, or $2.46 per basic share, earned during the nine months ended September 30, 2018.

3rd Quarter 2019 Highlights

❖	Net interest income for the quarter of $36.5 million was $0.5 million, or 1.4%, above prior quarter and $0.4 million, or 1.1%, above third quarter 2018.

❖	Provision for loan losses for the quarter ended September 30, 2019 decreased $0.3 million from prior quarter and $0.3 million from prior year same quarter.

❖	Our loan portfolio increased $22.6 million, an annualized 2.8%, during the quarter and $36.9 million, or 1.2%, from September 30, 2018.

❖
Net loan charge-offs for the quarter ended September 30, 2019 were $1.4 million, or 0.18% of average loans annualized, compared to $1.6 million, or 0.20%, experienced for the second quarter 2019 and $1.5 million, or 0.19%, for the third quarter 2018.

❖
Nonperforming loans at $31.4 million increased $7.4 million from June 30, 2019 and $10.4 million from September 30, 2018.  While both the 30-89 days past due and nonaccrual loan categories decreased for the quarter, our loans 90+ days past due increased $9.3 million from prior quarter and $12.3 million from prior year same quarter.  Nonperforming assets at $51.3 million increased $4.7 million from June 30, 2019 and $0.5 million from September 30, 2018.

❖	Deposits, including repurchase agreements, decreased $52.1 million, an annualized 5.6%, during the quarter but increased $93.7 million, or 2.7%, from September 30, 2018.

❖	Noninterest income for the quarter ended September 30, 2019 of $12.4 million was a $0.1 million increase over prior quarter, but a decrease of $0.3 million, or 2.2%, from prior year same quarter.

❖	Noninterest expense for the quarter ended September 30, 2019 of $29.9 million decreased $0.1 million, or 0.5%, from prior quarter, but increased $1.8 million, or 6.3%, from prior year same quarter.

❖
The variance in income tax expense from prior quarter is a result of the $3.6 million reversal of the valuation allowance on our deferred tax asset for CTBI’s net operating losses, as a result of the enactment of Kentucky HB458, which was discussed in further detail in our prior quarter filings.

Net Interest Income

Net interest income for the quarter of $36.5 million was an increase of $0.5 million, or 1.4%, from second quarter 2019 and $0.4 million from third quarter 2018.  Our net interest margin at 3.59% increased 2 basis points from prior quarter but declined 9 basis points from prior year same quarter, while our average earning assets decreased $7.9 million but increased $143.2 million, respectively, during those same periods.  Our yield on average earning assets decreased 2 basis points from prior quarter but increased 17 basis points from prior year same quarter, and our cost of funds decreased 5 basis points from prior quarter but increased 39 basis points from prior year same quarter.  Our ratio of average loans to deposits, including repurchase agreements, was 88.1% for the quarter ended September 30, 2019 compared to 87.3% for the quarter ended June 30, 2019 and 89.5% for the quarter ended September 30, 2018.  Net interest income for the nine months ended September 30, 2019 increased $2.7 million, or 2.5%, from September 30, 2018.

Noninterest Income

Noninterest income for the quarter ended September 30, 2019 of $12.4 million was a $0.1 million, or 1.1%, increase over prior quarter, but a decrease of $0.3 million, or 2.2%, from prior year same quarter.  A $0.3 million increase in deposit related fees from prior quarter was partially offset by a $0.2 million negative variance in net securities gains.  The decrease in noninterest income from prior year same quarter included a $0.4 million decrease in loan related fees and $0.1 million decrease in trust revenue, partially offset by a $0.2 million increase in deposit related fees.  Noninterest income for the nine months ended September 30, 2019 was a $2.9 million, or 7.3%, decrease from prior year. The decrease in noninterest income from prior year was primarily the result of a $1.5 million decrease in loan related fees, a $0.6 million decrease in trust revenue, and a $2.3 million decrease in other operating revenue, partially offset by a $0.9 million increase in securities gains and a $0.4 million increase in gains on sales of loans.  The decrease in loan related fees is due to a decline in the fair market value of our mortgage servicing rights.  Other operating revenue for the nine months ended September 30, 2018 included a $1.0 million gain on the sale of a partnership interest resulting from a low income housing tax credit recapture and $1.2 million in bank owned life insurance revenue as a result of death benefits.

Noninterest Expense

Noninterest expense for the quarter ended September 30, 2019 of $29.9 million decreased $0.1 million, or 0.5%, from prior quarter, but increased $1.8 million, or 6.3%, from prior year same quarter.  Noninterest expense was impacted quarter over quarter and year over year by a $1.5 million increase in net other real estate owned expense.  This increase was offset by a $1.1 million decrease in personnel expense and a $0.6 million decrease in FDIC insurance quarter over quarter.  Year over year, the increase was also impacted by a $0.3 million increase in data processing expense, offset by a $0.6 million decline in FDIC insurance and a $0.2 million decrease in personnel expense.  The decrease in personnel expense was the result of a tier adjustment to our performance-based bonus accrual.  CTBI’s projected performance for 2019 as measured against its performance based incentive, disclosed in its January 30, 2019 SEC Form 8-K, is expected to be above the minimum acceptable performance level required for an incentive payment but below the target.  Noninterest expense for the nine months ended September 30, 2019 was $89.0 million, a $0.2 million, or 0.3%, decrease from the first nine months of 2018.

Balance Sheet Review

CTBI’s total assets at $4.3 billion decreased $39.6 million, or 3.6% annualized, from June 30, 2019 but increased $163.8 million, or 3.9%, from September 30, 2018.  Loans outstanding at September 30, 2019 were $3.2 billion, an increase of $22.6 million, an annualized 2.8%, from June 30, 2019 and $36.9 million, or 1.2%, from September 30, 2018.  We experienced increases during the quarter of $7.9 million in the commercial loan portfolio, $6.7 million in the residential loan portfolio, $3.6 million in the indirect consumer loan portfolio, and $4.4 million in the direct consumer loan portfolio.  CTBI’s investment portfolio increased $58.3 million, or an annualized 38.9%, from June 30, 2019 and $82.4 million, or 14.5%, from September 30, 2018.  Deposits in other banks decreased $115.7 million from prior quarter but increased $38.3 million from prior year same quarter.  Deposits, including repurchase agreements, at $3.6 billion decreased $52.1 million, or an annualized 5.6%, from June 30, 2019 but increased $93.7 million, or 2.7%, from September 30, 2018.

Shareholders’ equity at September 30, 2019 was $605.5 million, a 7.2% annualized increase from the $594.7 million at June 30, 2019 and a 10.0% increase from the $550.3 million at September 30, 2018.  CTBI’s annualized dividend yield to shareholders as of September 30, 2019 was 3.57%.

Asset Quality

CTBI’s total nonperforming loans, not including performing troubled debt restructurings, were $31.4 million, or 0.98% of total loans, at September 30, 2019 compared to $24.0 million, or 0.75% of total loans, at June 30, 2019 and $21.0 million, or 0.66% of total loans, at September 30, 2018.  Accruing loans 90+ days past due increased $9.3 million from prior quarter and $12.3 million from September 30, 2018.  The increase in 90+ days past due loans included $7.3 million for two loan relationships which are in the process of collection.  We do not anticipate a loss on these credits.  Nonaccrual loans decreased $1.8 million during the quarter and $1.9 million from September 30, 2018.  Accruing loans 30-89 days past due at $22.9 million was a decrease of $7.7 million from prior quarter and $5.2 million from September 30, 2018.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at September 30, 2019 totaled $56.3 million, compared to $54.6 million at June 30, 2019 and $46.9 million at September 30, 2018.

Our level of foreclosed properties at $19.8 million at September 30, 2019 was a $2.7 million decrease from the $22.5 million at June 30, 2019 and a $9.8 million decrease from the $29.7 million at September 30, 2018.  Sales of foreclosed properties for the quarter ended September 30, 2019 totaled $1.2 million while new foreclosed properties totaled $0.6 million.  At September 30, 2019, the book value of properties under contracts to sell was $2.2 million; however, the closings had not occurred at quarter-end.  Write-downs on foreclosed properties for the third quarter 2019 totaled $2.2 million compared to $0.7 million in the second quarter 2019 and $0.7 million in the third quarter 2018.  The increased in write-downs for the quarter included a $1.7 million write-down related to one commercial property.  As disclosed in our Form 10-K for the year ended December 31, 2018, CTBI is required to dispose of any foreclosed property that has not been sold within 10 years.  As of December 31, 2018, foreclosed property with a total book value of $2.4 million had been held by us for at least nine years.  During the first nine months of 2019, we disposed of all of these properties.  At September 30, 2019, we held no foreclosed property for nine years or more.

Net loan charge-offs for the quarter ended September 30, 2019 were $1.4 million, or 0.18% of average loans annualized, compared to $1.6 million, or 0.20%, experienced for the second quarter 2019 and $1.5 million, or 0.19%, for the third quarter 2018.  Of the net charge-offs for the quarter, $0.5 million were in commercial loans, $0.4 million were in indirect consumer loans, $0.4 million were in residential loans, and $0.1 million were in direct consumer loans.  Allocations to loan loss reserves were $1.3 million for the quarter ended September 30, 2019 compared to $1.6 million for the quarter ended June 30, 2019 and $1.5 million for the quarter ended September 30, 2018.  Our reserve coverage (allowance for loan and lease loss reserve to nonperforming loans) at September 30, 2019 was 110.8% compared to 146.0% at June 30, 2019 and 170.1% at September 30, 2018.  Our loan loss reserve as a percentage of total loans outstanding at September 30, 2019 was 1.08%, down from the 1.10% at June 30, 2019 and 1.13% at September 30, 2018.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $4.3 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2019
(in thousands except per share data and # of employees)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Interest income	$46,987	$46,817	$43,607	$139,693	$126,212
Interest expense	10,468	10,790	7,471	31,164	20,337
Net interest income	36,519	36,027	36,136	108,529	105,875
Loan loss provision	1,253	1,563	1,543	3,006	4,418

Gains on sales of loans	450	518	319	1,298	902
Deposit service charges	6,859	6,525	6,671	19,504	19,372
Trust revenue	2,725	2,765	2,836	8,065	8,650
Loan related fees	622	440	1,022	1,635	3,085
Securities gains (losses)	14	204	(2)	574	(288)
Other noninterest income	1,719	1,800	1,817	5,735	7,992
Total noninterest income	12,389	12,252	12,663	36,811	39,713

Personnel expense	15,020	16,087	15,264	47,066	46,305
Occupancy and equipment	2,807	2,561	2,744	8,158	8,347
Data processing expense	1,987	1,789	1,695	5,539	4,965
FDIC insurance premiums	(280)	369	314	266	907
Other noninterest expense	10,348	9,224	8,089	27,966	28,702
Total noninterest expense	29,882	30,030	28,106	88,995	89,226

Net income before taxes	17,773	16,686	19,150	53,339	51,944
Income taxes	2,504	(1,638)	3,044	4,807	8,425
Net income	$15,269	$18,324	$16,106	$48,532	$43,519

Memo: TEQ interest income	$47,170	$47,009	$43,833	$140,288	$126,890

Average shares outstanding	17,726	17,721	17,691	17,720	17,683
Diluted average shares outstanding	17,743	17,733	17,710	17,733	17,700
Basic earnings per share	$0.86	$1.03	$0.91	$2.74	$2.46
Diluted earnings per share	$0.86	$1.03	$0.91	$2.74	$2.46
Dividends per share	$0.38	$0.36	$0.36	$1.10	$1.02

Average balances:
Loans	$3,188,446	$3,178,903	$3,167,357	$3,187,540	$3,137,027
Earning assets	4,061,410	4,069,323	3,918,183	4,032,753	3,905,673
Total assets	4,341,985	4,353,936	4,190,768	4,316,483	4,177,368
Deposits, including repurchase agreements	3,617,671	3,640,061	3,539,482	3,604,780	3,535,806
Interest bearing liabilities	2,857,468	2,883,586	2,789,473	2,851,830	2,796,724
Shareholders' equity	604,271	590,240	549,837	589,139	542,600

Performance ratios:
Return on average assets	1.40%	1.69%	1.52%	1.50%	1.39%
Return on average equity	10.02%	12.45%	11.62%	11.01%	10.72%
Yield on average earning assets (tax equivalent)	4.61%	4.63%	4.44%	4.65%	4.34%
Cost of interest bearing funds (tax equivalent)	1.45%	1.50%	1.06%	1.46%	0.97%
Net interest margin (tax equivalent)	3.59%	3.57%	3.68%	3.62%	3.65%
Efficiency ratio (tax equivalent)	61.16%	62.22%	57.33%	61.32%	60.88%

Loan charge-offs	$2,316	$2,797	$2,828	$7,168	$8,331
Recoveries	(876)	(1,228)	(1,305)	(3,065)	(3,553)
Net charge-offs	$1,440	$1,569	$1,523	$4,103	$4,778

Market Price:
High	$44.22	$43.60	$52.80	$44.22	$53.00
Low	$38.05	$39.45	$45.65	$38.03	$43.00
Close	$42.58	$42.29	$46.35	$42.58	$46.35

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2019
(in thousands except per share data and # of employees)
	As of	As of	As of
	September 30, 2019	June 30, 2019	September 30, 2018
Assets:
Loans	$3,214,785	$3,192,207	$3,177,888
Loan loss reserve	(34,811)	(34,998)	(35,791)
Net loans	3,179,974	3,157,209	3,142,097
Loans held for sale	1,943	1,067	1,029
Securities AFS	649,976	591,586	569,208
Securities HTM	517	619	659
Equity securities at fair value	1,743	1,727	-
Other equity investments	15,681	16,247	19,600
Other earning assets	155,441	271,186	124,413
Cash and due from banks	68,472	52,545	53,912
Premises and equipment	44,223	44,404	45,808
Right of use asset	14,702	15,028	-
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	139,501	160,149	151,627
Total Assets	$4,337,663	$4,377,257	$4,173,843

Liabilities and Equity:
NOW accounts	$54,365	$51,209	$59,379
Savings deposits	1,385,188	1,445,166	1,190,977
CD's >=$100,000	570,158	569,829	624,801
Other time deposits	530,262	537,933	571,685
Total interest bearing deposits	2,539,973	2,604,137	2,446,842
Noninterest bearing deposits	849,582	833,044	826,804
Total deposits	3,389,555	3,437,181	3,273,646
Repurchase agreements	228,755	233,238	250,983
Other interest bearing liabilities	64,162	63,667	61,433
Lease liability	15,286	15,544	-
Other noninterest bearing liabilities	34,387	32,919	37,517
Total liabilities	3,732,145	3,782,549	3,623,579
Shareholders' equity	605,518	594,708	550,264
Total Liabilities and Equity	$4,337,663	$4,377,257	$4,173,843

Ending shares outstanding	17,777	17,772	17,728
Memo: Market value of HTM securities	$517	$619	$660

30 - 89 days past due loans	$22,927	$30,616	$28,172
90 days past due loans	20,330	11,076	8,005
Nonaccrual loans	11,090	12,902	13,032
Restructured loans (excluding 90 days past due and nonaccrual)	60,413	60,713	58,008
Foreclosed properties	19,833	22,536	29,666
Other repossessed assets	-	-	54

Common equity Tier 1 capital	17.03%	16.83%	16.08%
Tier 1 leverage ratio	13.84%	13.61%	13.37%
Tier 1 risk-based capital ratio	18.82%	18.67%	17.94%
Total risk based capital ratio	19.93%	19.80%	19.11%
Tangible equity to tangible assets ratio	12.64%	12.27%	11.80%
FTE employees	1,001	1,002	979